Commercial Lease

             This lease is made between Jack Seay of 2809 West 15th Street, Panama City, Fla., 32401 herein called Lessor, and Fortis Enterprises, Inc., herein called Lessee.

              Lessee hereby offers to lease from Lessor the premises situated in the city of Panama City, County of Bay, State of Florida, described as 2237 W. 24th

Street, approximately 1450sq. ft. (+ -), upon the following terms and conditions:

1. Terms and Rent. Lessor demises the above premises for a term of 1 yr. commencing July 1, 2004, and terminating on 6/30/05, or sooner as      provided herein   at the annual rental of see addendum.

2. Use. Lessee shall use and occupy the premises for office. The premises shall be used for no other purposes, Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, in as good condition as received, normal wear and tear excepted, Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and: electrical repairs, A/C equipment and plumbing repairs, which shall be maintained by Lessor, Lessor shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

4. Alternation. Lessee shall not, without first obtaining the written consent of Lessor, make any alternations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonable withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, electricity, garbage pickup and phones.

8. Entry and Inspection. Lessee shall permit Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "to let" or "for lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage Lessee may terminate this lease if possession is not delivered within fifteen (15) days of the commencement of the term hereof.

10. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

11. Insurance. Lessor, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessor with minimum coverage as follows: $500,000. Lessee shall provide insurance for their equipment.

12. Eminent Domain. If the premises or any part thereof or any estate therein, or any part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant of such taking, The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

13. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forth with repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed in an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

14. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 15 days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 10 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than 30 days' notice to Lessee, on the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, have been so terminated by Lessor, Lessor may be any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

15. Security Deposit. Lessee shall deposit with Lessor on the signing of this lease the sum of $7565, which is first: one months rent, as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

16. Attorney's fees. In case suit should be brought for recovery of the premised, or for any sum due, hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action including a reasonable attorney's fee.

17. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

18. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

19. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

20. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 12 months commencing at the expiration of the initial lease term. All the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of see addendum. The option shall be exercised by written notice given to Lessor not less than 90 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire. If option is exercised rent will be $1300.

21. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

22. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

Signed this 4th day of June, 2004

          By: /s/ Stephen W. Carnes                                             By: /s/ Jack Seay

                Lessee                                                                           Lessor

          Rent $1,000

          Tax $65

          Security Deposit $500

          Rent includes water, garbage and electricity